UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2008

Cogdell Spencer Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32649 (Commission File Number)	20-3126457 (IRS Employer Identification Number)

4401 Barclay Downs Drive, Suite 300
Charlotte, North Carolina	28209
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 940-2900
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	Unregistered Sales of Equity Securities
See Item 5.02 below.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Board of Directors of Cogdell Spencer Inc. (the “Company”) awarded approximately $2,500,000 of LTIP units in Cogdell Spencer LP, the Company’s operating partnership, to certain employees of the Company, including certain officers of the Company: Frank Spencer, the Company’s Chief Executive Officer and President, $1,000,000, James Cogdell, the Company’s Chairman of the Board of Directors, $375,000, Charles Handy, the Company’s Chief Financial Officer, $650,000, and Heidi Wilson, the Company’s Executive Vice President, $150,000. The aggregate number of LTIP units awarded was 156,739, which was calculated using $15.95 per LTIP unit, which was the price per share paid in connection with the Company’s private offering in January 2008. Of the total number of LTIP units granted, 20% vested on the effective date of issuance, March 31, 2008, and the remaining 80% will vest if, and when, the Company achieves certain performance standards as provided in the awards. The one time award was granted in recognition of the role played by the above employees in guiding the Company through the recently completed acquisition of Marshall Erdman & Associates, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGDELL SPENCER INC.
	By:	/s/ Frank C. Spencer
		Name:	Frank C. Spencer
Date: April 4, 2008		Title:	Chief Executive Officer and President